                                                                      EXHIBIT 21

                            REGISTRANT'S SUBSIDIARIES

                              PANERA BREAD COMPANY
                           LIST OF DIRECT SUBSIDIARIES
                              AS OF MARCH 1, 2004

Entity Name                    % Ownership       Jurisdiction of Organization
-----------------------------  -----------       ----------------------------
Panera, LLC                        100                      Delaware
Pumpernickel, Inc.                 100                      Delaware

                              PANERA BREAD COMPANY
                          LIST OF INDIRECT SUBSIDIARIES
                              AS OF MARCH 1, 2004

Entity Name                    Parent                % Ownership     Jurisdiction of Organization
----------------------------   ------------------    -----------     ----------------------------
Artisan Bread, LLC             Panera, LLC                100                Delaware
Panera Enterprises, Inc.       Panera, LLC                100                Delaware
Pumpernickel Associates, LLC   Panera, LLC                100                Delaware
Cap City Bread, LLC            Artisan Bread, LLC         100                Delaware
Asiago Bread, LLC              Panera, LLC                100                Delaware